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                                                                    EXHIBIT 10.4


                    EMPLOYMENT AND STOCK OWNERSHIP AGREEMENT

                                 BY AND BETWEEN

                              ENERGY PARTNERS, LTD.

                                       AND

                                 BRUCE R. SIDNER

                  THIS EMPLOYMENT AND STOCK OWNERSHIP AGREEMENT (the "Agreement"), entered into in Houston, Texas on this 15th day of January , 2002, by and between an individual of the full age of majority domiciled in Harris County, State of Texas (hereinafter called "Employee") and Energy Partners, Ltd., a corporation organized and existing under the laws of the State of Delaware (hereinafter called "Company"), represented herein by its duly authorized President, Richard A. Bachmann.

1.       TERMS AND CONDITIONS OF EMPLOYMENT.

         1.1 Length Of Employment. In consideration for the compensation and other benefits set forth in Section 1.2 and other provisions of this Agreement, the Company agrees to employ and Employee agrees to be employed by the Company for a period of three (3) years from the date of execution of this Agreement (the "Term"), unless Employee's employment hereunder sooner terminates pursuant to Section 1.4, 1.5, 1.6 or 1.7.

                  Employee's employment shall be subject to the other terms and conditions of this Agreement. Employee agrees to devote his full time, attention and energies to, and use his best ability and fidelity in the performance of, the duties attaching to his employment.

         1.2 Consideration. As compensation, Employee will receive an annual salary of $225,000 payable in accordance with the normal payroll practices of Company. Such salary will be reviewed annually by the Compensation Committee of the Board of Directors of Company, at the same time that salary is reviewed by the Compensation Committee for other officers of Company, for the purpose of considering increases in such salary. In no event will such salary be reduced below the amount set forth above. Company will reimburse Employee for reasonable moving expenses should Employee elect or be asked and agree to relocate to New Orleans; provided that nothing contained herein shall require Employee to relocate his principal residence from Houston, Texas as a condition of continuing employment hereunder, except for reasonable travel. In addition, Employee will participate with other senior executives of Company in compensation and benefit plans in effect from time to time, including the 401(k) plan and bonus program, and health and dental benefits. Employee will be entitled to vacation time in accordance with Company policy.


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         1.3      Indemnity. The Company will indemnify and hold harmless
                  Employee from and against any and all claims and liabilities to which Employee may be or become subject by reason of Employee now or hereafter being an employee, officer and/or director of the Company or any of its subsidiaries and/or by reason of Employee's alleged acts or omissions, whether or not Employee continues to be such employee, officer and/or director at the time any such claim or liability is asserted, to the fullest extent permitted by Delaware or other applicable law and the Company's or applicable subsidiary's charter documents and bylaws as in effect from time to time, and will reimburse Employee for all legal and other expenses reasonably incurred by Employee in connection therewith to the extent permitted.

         1.4 Termination For Cause. Employee's employment and the Company's obligations under this Agreement may be terminated by the Company for "Cause" immediately and without notice although the term of this Agreement has not expired. "Cause" is defined as (i) Employee's conviction of a felony, (ii) dishonesty,
                  (iii) failure to perform his duties, (iv) insubordination, (v) theft, (vi) wrongful disclosure of confidential information,
                  (vii) conflict of interest that is undisclosed and not Board approved, (viii) violation of written Company policies applicable to all employees, or (ix) engaging in any manner, directly or indirectly, in a business that competes with the business of the Company in any capacity that is undisclosed and not Board approved. The determination whether the Agreement may be terminated as set forth in this Section 1.4 will be in the Company's sole discretion; provided that in case of termination as provided in clauses (iii), (vii) or
                  (ix) above, Employee shall be given written notice of the events deemed to be "Cause" and shall be given thirty (30) days to cure such events. Within thirty (30) days of execution of this Agreement, Employee will prepare and deliver to the Company's President a written disclosure statement of all business relationships in which he may be engaged in any manner. If employee is terminated for Cause, (i) all compensation payable under this Agreement shall cease as of the date of termination of employment and (ii) all options described in Section 2.1 which have vested as set forth in
                  Section 1.6 or 2.1 prior to termination for Cause will be the property of and exercisable by Employee for a thirty (30) day period following termination (but in no event beyond the end of the term of the option), but any option rights that have not vested prior to termination for Cause will be forfeited.

         1.5 Employee's Termination Upon Death Or Disability. Employee's employment and Company's obligations under this Agreement will terminate automatically, effective immediately and without any notice, upon Employee's death or a "determination of disability." For purposes of this Agreement disability shall mean Employee's inability because of illness or other physical or mental disability to perform his duties, with or without reasonable accommodation, for a period of ninety (90) calendar days (whether consecutive or not) during any period of 360 calendar days . A "determination of disability" will be made by the Company, in its sole reasonable discretion, in consultation with a physician satisfactory to Company,


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                  and Employee will cooperate with the efforts to make such
                  determination. Any such determination will be conclusive and binding on the parties. Any determination of disability under this Section 1.5 is not intended to alter any benefits any party may be entitled to receive under any long-term disability insurance policy maintained by either Company or Employee with respect to Employee, which benefits will be governed solely by the terms of any such insurance policy. If Employee is terminated due to death or a determination of disability, (i) all compensation payable under this Agreement shall cease as of the date of the death of Employee or the date of the determination of disability and (ii) options described in Section 2.1 which have vested as set forth in
                  Section 1.6 or 2.1 prior to termination will be the property of Employee and will remain exercisable by Employee for thirty-six (36) months following the date of death or determination of disability (but in no event beyond the end of the term of the option), but any option rights that have not vested prior to termination will be forfeited.

         1.6 Change Of Control. If a Change of Control (as defined in Company's 2000 Long Term Stock Incentive Plan ("Stock Incentive Plan")) occurs, all options, bonuses and other incentive awards granted to Employee pursuant to this Agreement or otherwise (i) which have not vested prior to such Change of Control and (ii) as to which there are no conditions for vesting other than continued employment with Company, will upon such Change of Control become fully vested, will (in the case of options) become fully exercisable and (in the case of all such stock options, bonuses and other incentive awards) all restrictions relating to vesting will lapse. If employee is terminated without Cause in connection with the Change of Control, Company's obligation to provide compensation under this Agreement shall cease after a 90 day notice period and the provisions of Section 1.8 and 1.9 shall not apply.

         1.7 Voluntary Termination by Employee. If Employee voluntarily terminates employment with Company during the term of this Agreement, (i) all compensation payable under this Agreement shall cease as of the date of termination of employment and
                  (ii) all options described in Section 2.1 which have vested as set forth in Section 1.6 or 2.1 prior to termination will be the property of and exercisable by Employee for a thirty (30) day period following termination (but in no event beyond the end of the term of the option), but any option rights that have not vested prior to termination will be forfeited.

         1.8 Non-Competition. Employee and Company acknowledge that the Company is and has been engaged in the business of exploration and production of oil and gas related activities in the Gulf of Mexico and that the Company will provide Employee with confidential information regarding the Company and the Company's business. In return for this and other consideration provided under this Agreement, for a period of two (2) years following Employee's termination of employment with the Company, Employee agrees that he will not compete, directly or


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                  through any instrumentality, with the Company by engaging in any activity whatsoever as to any of the lease blocks and leases in which the Company owns an interest, and prospects of the Company which are subject to confidentiality agreements, on the date of termination. The Company will furnish Employee a list of such blocks, leases and prospects promptly upon termination of employment.

         1.9      Non-Solicitation. Employee agrees that, for a period of two
                  (2) years following Employee's termination of employment with the Company, he shall not, directly or indirectly, (a) solicit or otherwise attempt to induce any person who is on the date of termination an employee of the Company or any of its subsidiaries or affiliates to discontinue his or her relationship with the Company or any of its subsidiaries or affiliates or to solicit any such employee of the Company to enter into an employment relationship with any person or entity or to solicit any such employee of the Company to accept employment by or to enter into any form of business relationship with Employee or any person or entity affiliated or controlled by Employee or (b) cause or attempt to cause any third party then under contract with the Company to modify its business relationship with the Company in any manner adverse to the Company.

2.       COMPANY SECURITIES.

                  All shares of Company common stock, preferred stock, warrants and earnout shares received or to be received by Employee in connection with the Agreement and Plan of Merger dated as of December 16, 2001, as it may be amended from time to time, between the Company and Hall-Houston Oil Company and all stock options granted by Employee in accordance with the first sentence of Section 2.1, shall be securities subject to this Section.

         2.1 Receipt Of Options. Subject to the terms and conditions of this Agreement and the terms and conditions of Company's Stock Incentive Plan, the Company's President will recommend to Company's Compensation Committee that Employee receive an option to purchase 100,000 shares of common stock of Company at a per share exercise price equal to the closing price on the date of grant. Such option will vest and become exercisable in three installments as follows: one-third on the first anniversary of the date of this Agreement, one-third on the second anniversary of the date of this Agreement, and the remaining one-third on the third anniversary of the date of this Agreement. Employee must be employed by Company to vest in accordance with this Section. Employee must exercise each option within 10 years from the date of this Agreement or the option will lapse, unless it shall sooner lapse pursuant to
                  Section 1.4, 1.5 or 1.7 or the terms of the applicable option agreement. Employee will be eligible for additional options as determined under the Stock Incentive Plan beginning in 2002.


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         2.2      Transfer Of Shares. Subject to compliance with Section 3.2,
                  Employee may sell, assign, pledge, transfer or otherwise dispose of ("dispose") securities subject to this Agreement (other than earnout rights, which may not be disposed of) as follows: without prior approval of the Compensation Committee of the Company, (i) Employee may not dispose of any securities prior to November 7, 2002; (ii) Employee may dispose of one-half of each class of securities on or after November 7, 2002 and prior to November 7, 2003; and (iii) Employee may dispose of all of such securities on or after November 7, 2003. For purposes of clause (ii) of the preceding sentence, shares of Company common stock issuable upon exercise of vested stock options shall and, at Employee's option in lieu of disposing of preferred stock or warrants, and so long as such securities are at the time "in the money," shares of Company common stock issuable upon conversion or exercise thereof may, be included in determining the number of shares of Company common stock Employee may dispose of. This Section
                  2.2 shall not apply to transfers by Employee to his immediate family members, to a trust, family partnership or similar family-related or family-controlled entity for the benefit of his family members, or to a distributee under the will or transferee under the laws of intestate succession of Employee.

         2.3 Restrictions On Transfer. Any transfer of securities made in violation of Section 2.2 of this Agreement ("transfer") or attempted transfer will be null and void and of no force or effect whatever. Any purported transferee will not be deemed to be a shareholder of Company and will not be entitled to receive a new certificate or any distributions on or with respect to the securities owned by Employee. Employee hereby acknowledges the reasonableness of the restrictions on transfer imposed by this Agreement in view of Company's purposes and the relationship of Employee with Company. Accordingly, the restrictions on transfer of securities contained herein will be specifically enforceable. Employee hereby further agrees to hold Company, each shareholder and each shareholder's successors and assigns wholly and completely harmless from any cost, liability or damage (including, without limitation, liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified persons as a result of a transfer or attempted transfer.

         2.4 Legend. In addition to other legends required under applicable securities laws, the securities that are subject to this Agreement shall contain the following legend:

                           "This Security is also subject to restrictions on transfer contained in an agreement between the issuer and such holder."

                           All securities hereafter issued to Employee or to
                  Employee's beneficiaries, heirs, successors in interest, representatives or assigns with respect to any securities subject to this Agreement, whether by stock split, stock dividend or otherwise, will bear the same legend and be subject to all the terms and conditions hereof.


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3.       MISCELLANEOUS.

         3.1 Entire Agreement. Employee acknowledges that he has concurrently executed the Registration Rights Agreement (as set forth in Exhibit A attached hereto). Without limiting the generality of the foregoing, this Agreement embodies the entire agreement between the parties hereto regarding the subject matter hereof, and will supersede any and all prior agreements whether written or oral relating to employment and/or securities of Company owned by Employee, and will be binding upon Employee and Employee's heirs, legatees, legal representatives, successors, donees, transferees and assigns, and Employee does hereby authorize and obligate Employee's executors, heirs and legatees to comply with the terms of this Agreement. The parties will not be bound by or be liable for any statement, representation, promise, inducement or understanding of any kind or nature regarding the subject matter hereof which is not set forth herein. No changes, amendments or modifications of any of the terms or conditions of this document will be valid unless reduced to writing and signed by all parties hereto, Company being represented by its President or his designee.

         3.2 Compliance With Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the completion of any transfer or sale of any security of Company (or any rights to acquire such shares or securities convertible into, or exchangeable for, such shares) by Employee will be subject to compliance with any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, governmental approval, concession, grant, franchise, license. agreements, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any applicable governmental authority (collectively, "Applicable Law"). Company and Employee will cooperate with each other and will take all such action, including without limitation obtaining all governmental approvals required to comply with Applicable Law in connection with the sale or transfer of any security of Company (or any rights to acquire such shares or securities convertible into, or exchangeable for, such shares). Company, Employee and each of the other shareholders of Company will bear their own costs and expenses in connection with obtaining any such governmental approvals.

         3.3 Severability. Each provision of this Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement will for any reason be held to be invalid, illegal, or unenforceable, such holding will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein; provided, however, that no provision will be severed if it is clearly apparent under the circumstances that the parties would not have entered into this Agreement without such provision.


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         3.4      APPLICABLE LAW. THIS DOCUMENT WILL BE CONSTRUED FOR ALL
                  PURPOSES AS A TEXAS DOCUMENT AND WILL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         3.5 Number and Gender. As used herein, the singular will include the plural and vice versa and words used in one gender will include all others as appropriate.

         3.6 Additional Documents. The parties hereto agree to execute whatever documents or instruments and to perform whatever acts may be reasonably required to fulfill the requirements and/or intents hereof.

         3.7 Legal Assistance. The parties hereto have each consulted with legal counsel or have had the opportunity to consult with legal counsel regarding the terms and conditions of this Agreement.

         3.8 Headings. Section headings and other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         3.9 Arbitration. Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration in accordance with this Section 3.9. Either party may submit such a dispute, controversy or claim to arbitration by notice to the other party and the administrator for the American Arbitration Association ("AAA"). The arbitration proceedings shall be conducted in New Orleans, Louisiana, in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect on the date hereof. The arbitration shall be heard and determined by three arbitrators. Each side shall appoint an arbitrator of its or his choice within twenty (20) days of the submission of the notice of arbitration. The party-appointed arbitrators shall in turn appoint a presiding arbitrator for the tribunal within twenty (20) days following the appointment of the second party-appointed arbitrator. If the party-appointed arbitrators cannot reach agreement on a presiding arbitrator for the tribunal and/or one party fails to appoint its party-appointed arbitrator within the applicable period, the AAA shall act as appointing authority to appoint an independent arbitrator with at least ten (10) years experience in the legal and/or commercial aspects of the petroleum exploration and production industry. None of the arbitrators shall have been an employee or consultant to either party to this Agreement or any of their respective affiliates, or have any financial interest in the dispute, controversy or claim. All decisions of the arbitral tribunal shall be by majority vote. The arbitrators may not award consequential, punitive or similar damages. Expenses in connection with


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                  the arbitration and the compensation and expenses of the
                  arbitrators shall be borne in such manner as may be specified in the arbitral award. Privileges protecting attorney-client communications and attorney work product from compelled disclosure or use in evidence, as recognized by and under the Federal Rules of Civil Procedure, shall apply to and be binding in any arbitration proceeding conducted under this
                  Section 3.9. This Section 3.9 does not apply to any dispute, controversy or claim in which the claimant seeks injunctive, declaratory or other equitable relief, and each of Company and Employee reserves the right to bring such action in court, which Company and Employee agree shall be exclusively the U.S. Federal Courts sitting in the Eastern District of Louisiana and each party irrevocably consents to personal jurisdiction in any and all such tribunals.

         3.10 Amendments. This Agreement may be amended or modified in all respects at any time but only by an instrument in writing executed by the parties hereto.

         3.11 Waiver. The failure by any party to enforce any of its rights hereunder will not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party, and in the case of the Company, expressly approved by its Board of Directors. Waiver of any one breach will not be deemed to be a waiver of any other breach.

         3.12 Counterpart Execution. This Agreement may be executed in separate counterparts, with the same effect as if the parties hereto had signed the same document. Counterparts so executed and delivered shall be deemed to be an original, shall be construed together and shall constitute one Agreement.


                               [SIGNATURES FOLLOW]


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                  IN WITNESS WHEREOF, the parties hereto have set forth their hands on the day, month and year first above written in multiple originals, each of which shall have the same force and effect as if it were the sole original.

WITNESSES:                              ENERGY PARTNERS, LTD.


                                        By:
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                                           Richard A. Bachmann

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                                        Employee:

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